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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      PITTSBURGH HOME                        PITTSBURGH HOME CAPITAL
      FINANCIAL CORP.                                 TRUST I
(Exact name of Registrant as         (Exact name of Registrant as specified
  specified in its charter)                  in its trust agreement)

        PENNSYLVANIA                                 DELAWARE
(State or other jurisdiction of          (State or other jurisdiction of
 incorporation or organization)           incorporation or organization)

        25-1772349                                   23-7941939
     (I.R.S. Employer                             (I.R.S. Employer
    Identification No.)                          Identification No.)

                         ------------------------------
                                438 WOOD STREET
                         PITTSBURGH, PENNSYLVANIA 15222
                                 (412) 281-0780
    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file numbers to which this Form relates:
                                            No. 333-43283 and No. 333-43283-01

     Securities to be registered pursuant to Section 12(b) of the Act: None

     Securities to be registered pursuant to Section 12(g) of the Act:

___% Cumulative Trust Preferred Securities of Pittsburgh Home Capital Trust I
___% Junior Subordinated Deferrable Interest Debentures of Pittsburgh Home Financial Corp. Guarantee of Pittsburgh Home Financial Corp. with respect to the Preferred Securities.
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ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

             The information relating to the Registrants' securities required by
        Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee" in the Registrants' Registration Statement on Form S-1 (Registration No. 333-43283 and 333-43283-01) filed with the Commission on December 24, 1997, as amended on January 9, 1998 (the "Form S-1"), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

ITEM 2.      EXHIBITS

        4.1 Indenture of Pittsburgh Home Financial Corp. relating to the Junior Subordinated Debentures. 1/

        4.2 Form of Certificate of Junior Subordinated Debentures (included as an exhibit to Exhibit 4.1).

        4.3  Certificate of Trust of Pittsburgh Home Capital Trust I. 2/

        4.4 Amended and Restated Declaration of Trust of Pittsburgh Home Capital Trust I. 3/

        4.5 Form of Preferred Security Certificate of Pittsburgh Home Capital Trust I (included as an exhibit to Exhibit 4.4).

        4.6  Form of Preferred Securities Guarantee Agreement. 4/

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1/ Incorporated by reference to Exhibit 4.1 to the Form S-1.

2/ Incorporated by reference to Exhibit 4.3 to the Form S-1.

3/ Incorporated by reference to Exhibit 4.4 to the Form S-1.

4/ Incorporated by reference to Exhibit 4.6 to the Form S-1.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      PITTSBURGH HOME FINANCIAL CORP.


Date: January 12, 1998                By: /s/ J. ARDIE DILLEN
                                          -------------------------------
                                          J. Ardie Dillen, Chairman,
                                          President and Chief
                                          Executive Officer


                                      PITTSBURGH HOME CAPITAL TRUST I


Date: January 12, 1998                By: /s/ J. ARDIE DILLEN
                                          -------------------------------
                                          J. Ardie Dillen,
                                          Administrative Trustee